SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                October 25, 2006
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



             Pennsylvania               0-12870               23-2288763
             -------------              -------               ----------
    (State or other jurisdiction      (Commission          (I.R.S. Employer
      of incorporation)                File Number)         Identification No.)




                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 1.01.  Entry into a Material Definitive Agreement.

Effective October 25, 2006, First National Bank of Chester County, a wholly-owned subsidiary of the registrant, entered into an employment agreement with Linda M. Hicks as Senior Vice President and Chief Fiduciary Officer. She will receive an annual base salary of $130,000 for a period of twelve months commencing October 18, 2006. Her annual base salary will be $112,000 after this twelve month period. Ms. Hicks will also be eligible to participate in the Bank's discretionary bonus program. The term of employment covered by this agreement shall continue until October 19, 2007, unless earlier terminated by Ms. Hicks or the Bank.

In connection with Ms. Hicks' employment as Senior Vice President and Chief Fiduciary Officer, the Bank entered into a Separation Benefits Agreement with Ms. Hicks. The Agreement will continue in effect for a period of twelve months from the October 18, 2006 effective date. Pursuant to the Agreement, should Ms. Hicks's employment be terminated without "cause" as defined in the Agreement, or if she terminates her employment for "good reason" as defined in the Agreement, at any time, Ms. Hicks will be entitled to certain termination benefits. Such benefits consist principally of the continuation of her then current base salary and fringe benefits through October 18, 2007 The Agreement also contains certain covenants not to compete during the term of the Agreement.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006                      FIRST CHESTER COUNTY CORPORATION


                                                  By:  /s/ John Balzarini
                                                  ------------------------------
                                                  Name: John Balzarini
                                                  Title: Chief Financial Officer